PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides Business Update and Second Quarter 2026 Results

Signed partnerships with over 60 MNO partners globally who collectively cover over 3 billion subscribers

Comprehensive spectrum strategy with shared MNO spectrum and controlled MSS spectrum targeting ~100 MHz access in the U.S. and 60+ MHz access globally on a market-by-market basis

Revenue backlog increased to approximately $1.30 billion in aggregate contracted revenue with commercial partners and contract awards with the United States Government

BlueBird 17 through BlueBird 46 in various stages of production and assembly

MIDLAND, Texas, August 10, 2026 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, and designed for both commercial and government applications, is providing its business update and results for the second quarter ended June 30, 2026.

“AST SpaceMobile's differentiated technology platform and deep intellectual property portfolio, partner-first mobile network operator strategy, vertically integrated manufacturing capabilities, and comprehensive spectrum strategy are foundational to the space-based cellular broadband market we invented,” commented Abel Avellan, AST SpaceMobile’s Chairman and Chief Executive Officer. “With the largest phased arrays ever deployed in low Earth orbit and a native cellular architecture designed to work directly with standard, unmodified smartphones, we believe we are uniquely positioned to deliver scalable direct-to-device connectivity for both commercial and government customers around the world.”

“Following the recent orbital launch of BlueBirds 11, 12, and 13, our space-based cellular broadband network has now grown to 13 spacecraft in orbit, each the largest ever in low Earth orbit, with approximately 20,000 square feet of combined aperture hardware deployed,” continued Avellan. “As we get ready to ship BlueBirds 14, 15, and 16 and continue expanding our constellation with production ongoing through BlueBird 46, we are preparing to initiate beta services with select strategic partners.”

“AST SpaceMobile is positioned at the forefront of large, diverse, and rapidly expanding market opportunity as the direct-to-device cellular broadband pioneer,” added Avellan. “Beyond addressing the connectivity needs of billions of mobile subscribers, we are pursuing a broad range of mission critical applications, including government communications and non-communications, radar, emergency response, Internet of Things, AI edge compute and other advanced connectivity solutions. Our growing commercial and government programs, expansive spectrum portfolio, and fortified balance sheet provide us with the flexibility to capture opportunities across an expanding total addressable market. We are continuing to scale our network, advance vertical integration, and secure additional access to orbit to take advantage of the growing number of opportunities in front of us.”

Business Update

•
Differentiated technology platform and comprehensive spectrum strategy enables space-based cellular broadband connectivity as well as many other mission-critical applications
o
Largest phased arrays ever placed into low Earth orbit means more power and bandwidth, with more precise beams for communications with small, unmodified smartphones, in addition to facilitating additional use cases beyond consumer communications
o
Block 2 satellites expected to deliver peak data rates approaching 200 Mbps with space-based cellular broadband recently demonstrated at nearly 100 Mbps on the Block 1 BlueBird
o
Comprehensive spectrum strategy with shared MNO spectrum and controlled MSS spectrum targeting ~100 MHz access in the U.S. and 60+ MHz access globally on a market-by-market basis
o
Proprietary ASIC with up to 10 GHz of processing bandwidth, per satellite enables 10x throughput improvement relative to Block 1 satellites and up to 10x improvement in user experience unlocked through AI-enabled spectrum management
o
Native cellular architecture favors MNOs and regulators using existing commercially trusted baseband ground-based hardware, with traffic remaining in-country
•
Partner-first strategy positions AST SpaceMobile as the direct-to-device partner of choice for mobile network operators globally
o
Signed partnerships with over 60 MNO partners globally who collectively cover over 3 billion subscribers
o
New joint-venture planned by top three U.S. MNOs expected to enable space-based cellular broadband connectivity to every American
o
Network integration and testing activities now underway across European countries with Vodafone, Orange, Telefónica, Vodafone Ukraine, and Deutsche Telekom as well as in other key markets including Canada, Japan, and Saudi Arabia, subject to final regulatory approvals
•
Total Addressable Market (TAM) continues to grow with direct-to-device market maturity and additional applications
o
Additional applications include non-communications, USG secure communications, additional funded networks, Internet of Things (IoT), federal emergency, and AI edge compute
o
Preliminary selection of Rakuten and AST SpaceMobile joint-venture by Japan MIC for J-LEO initiative with total expected value up to approximately $1 billion in non-dilutive, non-debt government capital
o
Mission-critical federal communications attractive for direct-to-device applications with FirstNet United States, Japan and most recently in Europe with Vodafone Ireland using dedicated emergency spectrum bands
•
Preparation for space-based cellular broadband beta service in 2026 as AST SpaceMobile network infrastructure continues to scale
o
Beta service initiative to offer scaled non-commercial usage with strategic MNO partners in select markets globally
o
Continued progress towards beta service in 2026 with initial 3,000 digital cells activated across the Continental United States

o
Orbital launch of BlueBird 8-13 marks six spacecraft launched within 50 days, increasing network to 13 in-orbit spacecraft, with combined aperture hardware of approximately 20,000 sq ft
o
BlueBirds 14, 15, and 16 will be ready to ship shortly, with BlueBird 17 through BlueBird 46 in various stages of production and assembly
•
On track to achieve full year 2026 revenue guidance of $150.0 million to $200.0 million, supported by additional contract awards from the U.S. Government
o
Revenue backlog increased to approximately $1.30 billion in aggregate contracted revenue with commercial partners and contract awards with the United States Government
o
Received multiple awards from the U.S. Government with an aggregate value of over $125 million supporting multiple national-security applications
o
Continued to build out global gateway footprint with nearly 50 gateways in various stages of completion, installation, and planning ahead of service
o
Second quarter revenue was $31.5 million from commercial and government customers, consistent with plans for quarterly revenue ramp during 2026
•
Fortified balance sheet to pursue an expanding universe of growth opportunities, continue vertical integration, and secure additional access to orbit
o
Over $3.7 billion in pro forma cash, cash equivalents, restricted cash as of June 30, 2026
o
In July 2026, raised $1.150 billion of gross proceeds from a new 1.625% convertible senior notes offering, with an effective conversion price of $149.20 per share and effective dilution of less than 2%

Second Quarter 2026 Financial Highlights

•
Second quarter revenue of $31.5 million driven by gateway deliveries and U.S. Government milestones met
•
Total operating expenses for the second quarter of 2026 were $329.1 million, including $84.1 million of depreciation and amortization and stock-based compensation expense. This represents an increase of $165.0 million as compared to $164.1 million in the first quarter of 2026 due to a $125.9 million loss on involuntary conversion, a $20.3 million increase in general and administrative costs, a $11.9 million increase in cost of revenues, a $3.2 million increase in engineering services costs, a $3.1 million increase in depreciation and amortization expense, and a $0.6 million increase in research and development costs
•
Adjusted operating expenses(1) for the second quarter of 2026 were $119.1 million, an increase of $27.9 million as compared to $91.2 million in the first quarter of 2026 due to a $12.3 million increase in Adjusted engineering services costs(1), a $11.9 million increase in Adjusted cost of revenues(1), a $3.1 million increase in Adjusted general and administrative costs(1), and a $0.6 million increase in research and development costs. Our Adjusted operating expenses, excluding Adjusted cost of revenues(1) for the second quarter of 2026 was $95.9 million, compared to $79.8 million in the first quarter of 2026
•
As of June 30, 2026, we had cash, cash equivalents, and restricted cash of approximately $2.7 billion
•
As of June 30, 2026, we had incurred approximately $2.3 billion of gross capitalized property and equipment costs and accumulated depreciation and amortization of $211.9 million. The capitalized costs include costs of satellite materials for BlueBird satellites, advance launch payments, capital advances, Block 1 and BlueWalker 3 satellites, assembly and integration facilities including assembly and test equipment, and ground antennas

(1) See “Non-GAAP Financial Measures” below for additional information. See reconciliation of Adjusted operating expenses to Total operating expenses; Adjusted cost of revenues to Cost of revenues; Adjusted engineering services costs to Engineering services costs; Adjusted general and administrative costs to General and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues to Total operating expenses in the tables accompanying this press release.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses; Adjusted cost of revenues; Adjusted engineering services costs; Adjusted general and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) on Monday, August 10, 2026. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 2, 2026, its Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 11, 2026 and the future reports that it may file from time to time with the SEC.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 2, 2026, its Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 11, 2026 and the future reports that it may file from time to time with the SEC. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

investors@ast-science.com

Media Contact:

Allison Worldwide

ASTSpaceMobile@allisonpr.com

Second Quarter 2026 Financial Results

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands, except share data)

	As of
	June 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$2,288,253	$2,335,683
Restricted cash	6,181	877
Accounts receivable, net (includes related party accounts receivable of $4,370 and $2,091 at June 30, 2026 and December 31, 2025, respectively)	79,297	37,726
Inventory	28,417	12,007
Prepaid expenses	16,729	11,955
Other current assets	74,743	60,264
Total current assets	2,493,620	2,458,512

Non-current assets:
Restricted cash	428,400	443,400
Property and equipment, net	2,069,336	1,398,761
Intangible assets, net	298,724	245,093
Operating lease right-of-use assets, net	21,224	19,420
Other non-current assets (includes related party loan receivable of $18,785 and $18,187 at June 30, 2026 and December 31, 2025, respectively)	543,581	449,201
TOTAL ASSETS	$5,854,885	$5,014,387

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$60,615	$46,763
Accrued expenses and other current liabilities	103,340	69,246
Current contract liabilities	14,840	19,887
Current operating lease liabilities	3,749	2,449
Current portion of long-term debt	8,494	11,999
Total current liabilities	191,038	150,344

Non-current liabilities:
Warrant liabilities	-	7,471
Non-current operating lease liabilities	18,066	17,479
Non-current contract liabilities	252,093	207,093
Long-term debt, net	2,963,422	2,207,583
Other non-current liabilities	32,688	32,092
Total liabilities	3,457,307	2,622,062

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $0.0001 par value; 800,000,000 shares authorized; 299,731,073 and 285,449,911 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.	27	27
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized; 11,215,111 and 11,227,292 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.	3	4
Class C Common Stock, $0.0001 par value; 125,000,000 shares authorized; 78,163,078 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.	8	8
Additional paid-in capital	3,146,053	2,671,770
Accumulated other comprehensive income	1,532	1,351
Accumulated deficit	(1,253,606)	(831,685)
Noncontrolling interest	503,561	550,850
Total stockholders' equity	2,397,578	2,392,325

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,854,885	$5,014,387

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	For the Three Months ended June 30,		For the Six Months ended June 30,
	2026	2025	2026	2025

Revenues:
Products revenues (includes related party revenues of $1,918 and $0 for the three months ended June 30, 2026 and June 30, 2025, respectively, and $9,770 and $0 for the six months ended June 30, 2026 and June 30, 2025, respectively)	$24,428	$50	$37,834	$425
Services revenues	7,092	1,106	8,421	1,449
Total revenues	31,520	1,156	46,255	1,874

Operating expenses:
Cost of revenues (exclusive of items shown separately below)
Cost of revenues - products (includes related party cost of revenues of $1,741 and $0 for the three months ended June 30, 2026 and 2025, respectively, and $6,611 and $0 for the six months ended June 30, 2026 and June 30, 2025, respectively)	22,402	-	33,465	-
Cost of revenues - services	1,165	-	1,751	-
Engineering services costs	87,286	28,598	171,384	55,802
General and administrative costs	63,901	27,242	107,558	45,626
Research and development costs	7,768	6,393	14,896	13,528
Depreciation and amortization	20,664	11,720	38,279	22,678
Loss on involuntary conversion	125,911	-	125,911	-
Total operating expenses	329,097	73,953	493,244	137,634

Other (expense) income:
Loss on remeasurement of warrant liabilities	-	(65,032)	(1,174)	(68,238)
Interest expense	(26,077)	(5,657)	(50,355)	(10,393)
Interest income	27,700	8,017	54,698	16,213
Other (expense) income, net	(2,852)	308	(103,399)	(443)
Total other (expense) income, net	(1,229)	(62,364)	(100,230)	(62,861)

Loss before income tax expense	(298,806)	(135,161)	(547,219)	(198,621)
Income tax expense	(1,113)	(742)	(2,281)	(910)
Net loss before allocation to noncontrolling interest	(299,919)	(135,903)	(549,500)	(199,531)

Net loss attributable to noncontrolling interest	(69,010)	(36,509)	(127,579)	(54,431)
Net loss attributable to common stockholders	$(230,909)	$(99,394)	$(421,921)	$(145,100)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(0.77)	$(0.41)	$(1.43)	$(0.62)
Weighted-average number of shares
Basic and diluted	299,061,662	241,985,507	294,898,761	233,101,209

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

(Dollars in thousands)

	For the Three Months ended June 30,		For the Six Months ended June 30,
	2026	2025	2026	2025

Net loss before allocation to noncontrolling interest	$(299,919)	$(135,903)	$(549,500)	$(199,531)
Other comprehensive income
Foreign currency translation adjustments	555	1,396	183	1,777
Total other comprehensive income	555	1,396	183	1,777
Total comprehensive loss before allocation to noncontrolling interest	(299,364)	(134,507)	(549,317)	(197,754)
Comprehensive loss attributable to noncontrolling interest	(68,882)	(36,123)	(127,577)	(53,938)
Comprehensive loss attributable to common stockholders	$(230,482)	$(98,384)	$(421,740)	$(143,816)

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For the Six Months Ended June 30,
	2026	2025

Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(549,500)	$(199,531)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Depreciation and amortization	38,279	22,678
Amortization of debt issuance costs	4,235	721
Amortization of debt commitment fee	4,400	-
Loss on disposal of property and equipment	2,051	-
Induced conversion expense on convertible notes	88,654	-
Loss on remeasurement of warrant liabilities	1,174	68,238
Stock-based compensation	118,820	18,351
Non-cash interest expense	1,294	497
Non-cash interest income	(648)	-
Loss from equity method investment	6,862	-
Loss on involuntary conversion	125,911	-
Changes in operating assets and liabilities:
Accounts receivable	(41,571)	1,225
Prepaid expenses and other current assets	(8,598)	(2,939)
Inventory	(16,410)	(268)
Accounts payable and accrued expenses	45,552	20,675
Contract liabilities	39,952	1,086
Other assets and liabilities	(5,669)	(2,757)
Net cash used in operating activities	(145,212)	(72,024)

Cash flows from investing activities:
Purchase of property and equipment	(859,215)	(430,622)
Capital advances to Ligado	(100,000)	-
Purchase of spectrum intangibles	(42,103)	-
Insurance proceeds received from BB7 launch	21,595	-
Net cash used in investing activities	(979,723)	(430,622)

Cash flows from financing activities:
Proceeds from debt	1,060,608	473,498
Repayments of debt	(20,178)	(926)
Payment for debt issuance costs	(3,070)	(6,516)
Proceeds from issuance of common stock	85,723	462,776
Payments for third party equity issuance costs	(458)	(9,843)
Issuance of equity under employee stock plan	4,418	7,193
Employee taxes paid for stock-based compensation awards	(62,025)	(6,027)
Purchase of capped call transactions	-	(44,528)
Proceeds from share issuances to repurchase 2032 4.25% Convertible Notes	180,537	-
Payments for repurchase of 2032 4.25% Convertible Notes	(180,537)	-
Proceeds from share issuances to repurchase 2032 2.375% Convertible Notes	433,739	-
Payments for repurchase of 2032 2.375% Convertible Notes	(430,424)	-
Net cash provided by financing activities	1,068,333	875,627

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(524)	(1,115)

Net (decrease) increase in cash, cash equivalents and restricted cash	(57,126)	371,866
Cash, cash equivalents and restricted cash, beginning of period	2,779,960	567,534
Cash, cash equivalents and restricted cash, end of period	$2,722,834	$939,400

Supplemental disclosure of cash flow information:
Non-cash activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$2,786	$1,505
Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued expenses	$61,703	$22,155
Stock-based compensation capitalized in property and equipment	4,080	-
PIK interest paid through issuance of PIK notes	-	497
Deferred asset acquisition costs paid by issuance of penny warrants	-	121,156
Convertible notes settled by issuance of Class A Common Stock	-	139,620
Spectrum intangibles acquisition costs accrued or paid by issuance of shares	11,528	-
Settlement of warrant liabilities by issuing shares	8,645	-
Cash paid for:
Interest	$23,556	$813
Income taxes, net	2,109	1,323

AST SPACEMOBILE, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED MEASURES (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended June 30, 2026
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Cost of revenues (exclusive of items shown below)	$23,567	$(394)	$23,173
Engineering services costs	87,286	(30,120)	57,166
General and administrative costs	63,901	(32,953)	30,948
Research and development costs	7,768		7,768
Depreciation and amortization	20,664		20,664
Loss on involuntary conversion	125,911		125,911
Total operating expenses	$329,097	$(63,467)	$265,630
Less: Depreciation and amortization			(20,664)
Less: Loss on involuntary conversion			(125,911)
Adjusted operating expenses			119,055
Less: Adjusted cost of revenues			(23,173)
Adjusted operating expenses, excluding Adjusted cost of revenues			$95,882

	For the Three Months Ended March 31, 2026
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Cost of revenues (exclusive of items shown below)	$11,649	$(266)	$11,383
Engineering services costs	84,097	(39,209)	44,888
General and administrative costs	43,657	(15,878)	27,779
Research and development costs	7,129		7,129
Depreciation and amortization	17,615		17,615
Total operating expenses	$164,147	$(55,353)	$108,794
Less: Depreciation and amortization			(17,615)
Adjusted operating expenses			91,179
Less: Adjusted cost of revenues			(11,383)
Adjusted operating expenses, excluding Adjusted cost of revenues			$79,796

Adjusted operating expenses; Adjusted cost of revenues; Adjusted engineering services costs; Adjusted general and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues are alternative financial measures used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expenses as Total operating expenses adjusted to exclude amounts of stock-based compensation expense, loss on involuntary conversion, and depreciation and amortization expense. We define Adjusted cost of revenues, Adjusted engineering services costs, and Adjusted general and administrative costs, as cost of revenues, engineering services costs, and general and administrative costs, respectively, adjusted to exclude stock-based compensation expenses. We define Adjusted operating expenses, excluding Adjusted cost of revenues as Total operating expenses adjusted to exclude amounts of stock-based compensation expense, loss on involuntary conversion, depreciation and amortization expense, and Adjusted cost of revenues.

We believe Adjusted operating expenses; Adjusted cost of revenues; Adjusted engineering services costs; Adjusted general and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses; Adjusted cost of revenues; Adjusted engineering services costs; Adjusted general and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measure of Total operating expenses, Cost of revenues, Engineering services costs, and General and administrative costs.